Spark Energy, Inc. Reports Fourth Quarter and Full Year 2018 Financial Results

HOUSTON, March 4, 2019 (GLOBE NEWSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the year ended December 31, 2018.
Key Business Highlights

•	Recorded $20.1 million in Adjusted EBITDA, $50.2 million in Retail Gross Margin, and $15.3 million in Net Loss for the fourth quarter 2018

•	Recorded $70.7 million in Adjusted EBITDA, $185.1 million in Retail Gross Margin, and $14.4 million in Net Loss for the year ended 2018

•	Total RCE count of 908,000 as of December 31, 2018

•	Average monthly attrition of 4.7% for the year ended December 31, 2018

•	Closed three acquisitions in 2018

•	Brand consolidation and other synergies on track for $22 million in run-rate G&A savings

•	Increased commitments on the senior credit facility to $217.5 million

“We have significantly improved the health and stability of the business in 2018, strengthened our balance sheet, and positioned Spark to grow in 2019 and beyond,” said Nathan Kroeker, Spark Energy’s President and Chief Executive Officer. "Despite a challenging first quarter, we achieved our key objectives for the year, which included reducing our exposure to extreme weather risk, simplifying our brands and operating footprint, refocusing on growing our mass market business, and delivering on significant G&A savings across the organization. We also executed three tuck-in acquisitions that required minimal integration and had an immediate positive impact to our Adjusted EBITDA.
“Looking ahead, 2019 is already off to a good start. Our hedging strategy performed very well through the first half of the winter. We continue to shed larger, lower margin C&I customers, while the last of the full year hedges we put on during 2018's Bomb Cyclone rolled off in December. As a result, we expect our electricity unit margins to increase steadily over the next couple of years. We continue to focus on our mass market book while realizing the remaining cost savings we first targeted in 2017.
“We recently upsized our credit facility to $217.5 million, which gives us the flexibility to continue to be opportunistic on the M&A front. When you combine this with our disciplined approach to unit margin improvement and anticipated cost savings, we have a lot to look forward to.”
Summary Fourth Quarter 2018 Financial Results
For the quarter ended December 31, 2018, Spark reported Adjusted EBITDA of $20.1 million compared to Adjusted EBITDA of $28.9 million for the quarter ended December 31, 2017. The decrease was primarily due to lower Retail Gross Margin partially offset by decreased spending on G&A and Customer Acquisition Costs.

For the quarter ended December 31, 2018, Spark reported Retail Gross Margin of $50.2 million compared to Retail Gross Margin of $66.2 million for the quarter ended December 31, 2017. The decrease was due to lower electricity unit margins and lower natural gas volumes.
Net loss for the quarter ended December 31, 2018, was $15.3 million compared to net income of $46.3 million for the quarter ended December 31, 2017, primarily due to a decrease in the non-cash mark-to-market position of our hedging book, the decrease in Retail Gross Margin detailed above, and the inclusion in 2017 of a reduction in our Tax Receivable Agreement (TRA) liability, offset by lower income tax expense in 2018 due to the Tax Law change.
Summary Full Year 2018 Financial Results
For the year ended December 31, 2018, Spark reported Adjusted EBITDA of $70.7 million compared to Adjusted EBITDA of $102.9 million for the year ended December 31, 2017. The decrease was primarily due to lower Retail Gross Margin due to full year financial impacts of the extreme weather events of the first quarter of 2018, as well as increased G&A, partially offset by a reduction in Customer Acquisition Costs.
For the year ended December 31, 2018, Spark reported Retail Gross Margin of $185.1 million compared to Retail Gross Margin of $224.5 million for the year ended December 31, 2017. The decrease was primarily due to lower electricity unit margins caused by the increase in retail costs of goods sold from full year impacts of the extreme weather experienced in the first quarter of 2018 and other factors, along with a reduction in natural gas volumes, partially offset by an increase in electric volumes.
Net loss for the year ended December 31, 2018, was $14.4 million compared to net income of $75.0 million for the year ended December 31, 2017, primarily due to a decrease in a non-cash mark-to-market position of our hedging book, the decrease in Retail Gross Margin detailed above, and the inclusion in 2017 of a reduction in our TRA liability, offset by lower income tax expense in 2018 due to the Tax Law change.
Liquidity and Capital Resources

($ in thousands)	December 31, 2018
Cash and cash equivalents	$41,002
Senior Credit Facility Availability	4,360
Subordinated Debt Availability (1)	$15,000
Total Liquidity	$60,362
(1)     The availability of the Subordinated Debt Facility is dependent on our Founder's financial position and ability to lend.
On January 28, 2019 the Company and Co-Borrowers exercised the accordion feature of the Company's Senior Credit Facility, bringing total commitments under the Senior Credit Facility to $217.5 million.
Dividend
Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on March 15, 2019, and $0.546875 per share of Series A Preferred Stock payable on April 15, 2019.

Conference Call and Webcast
Spark will host a conference call to discuss fourth quarter and full year 2018 results on Monday, March 4, 2019, at 9:00 AM Central Time (10:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at https://ir.sparkenergy.com/events-and-presentations. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.
Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “projects,” or other similar words. All statements, other than statements of historical fact included in this earnings release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this earnings release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release and the related earnings call are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices

•	the sufficiency of risk management and hedging policies and practices;

•	the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;

•	federal, state and local regulation, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;

•	our ability to borrow funds and access credit markets;

•	restrictions in our debt agreements and collateral requirements;

•	credit risk with respect to suppliers and customers;

•	changes in costs to acquire customers and actual attrition rates;

•	accuracy of billing systems;

•	ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;

•	significant changes in, or new changes by, the ISOs in the regions we operate;

•	competition; and

•	the “Risk Factors” in our latest Annual Report on Form 10-K, and in our quarterly reports, other public filings and press releases.
All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

further discussion.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2018 AND DECEMBER 31, 2017
(in thousands)
(unaudited)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$41,002	$29,419
Restricted cash	8,636	—
Accounts receivable, net of allowance for doubtful accounts of $3,353 and $4,023 as of December 31, 2018 and 2017, respectively	150,866	158,814
Accounts receivable—affiliates	2,558	3,661
Inventory	3,878	4,470
Fair value of derivative assets	7,289	31,191
Customer acquisition costs, net	14,431	22,123
Customer relationships, net	16,630	18,653
Deposits	9,226	7,701
Renewable energy credit asset	25,717	12,839
Other current assets	11,747	20,706
Total current assets	291,980	296,738
Property and equipment, net	4,366	8,275
Fair value of derivative assets	3,276	3,309
Customer acquisition costs, net	3,893	6,949
Customer relationships, net	26,429	34,839
Deferred tax assets (1)	27,321	21,977
Goodwill	120,343	120,154
Other assets	11,130	11,500
Total Assets (1)	$488,738	$503,741
Liabilities, Series A Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$69,631	$77,510
Accounts payable—affiliates	2,464	4,622
Accrued liabilities	10,004	33,679
Renewable energy credit liability	42,805	23,477
Fair value of derivative liabilities	6,478	1,637
Current portion of Senior Credit Facility	—	7,500
Current payable pursuant to tax receivable agreement—affiliates	1,658	5,937
Current contingent consideration for acquisitions	1,328	4,024
Current portion of note payable	6,936	13,443
Other current liabilities	647	2,675
Total current liabilities	141,951	151,027
Long-term liabilities:
Fair value of derivative liabilities	106	492
Payable pursuant to tax receivable agreement—affiliates	25,917	26,355
Long-term portion of Senior Credit Facility	129,500	117,750
Subordinated debt—affiliate	10,000	—
Note payable	—	7,051
Contingent consideration for acquisitions	—	626
Other long-term liabilities	212	172
Total liabilities	307,686	303,473
Commitments and contingencies
Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 3,707,256 shares issued and outstanding at December 31, 2018 and 1,704,339 shares issued and outstanding at December 31, 2017	90,758	41,173
Stockholders' equity:
Common Stock :
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 14,178,284 issued and 14,078,838 outstanding at December 31, 2018 and 13,235,082 issued and 13,135,636 outstanding at December 31, 2017	142	132

Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 20,800,000 issued and outstanding at December 31, 2018 and 21,485,126 issued and outstanding at December 31, 2017	209	216
Additional paid-in capital (1)	46,157	47,811
Accumulated other comprehensive (loss)/income	2	(11)
Retained (deficit) earnings (1)	1,307	11,399
Treasury stock, at cost, 99,446 shares at December 31, 2018 and December 31, 2017	(2,011)	(2,011)
Total stockholders' equity (1)	45,806	57,536
Non-controlling interest in Spark HoldCo, LLC (1)	44,488	101,559
Total equity	90,294	159,095
Total Liabilities, Series A Preferred Stock and stockholders' equity	$488,738	$503,741

1.
2017 amounts have been adjusted to reflect certain immaterial prior period adjustments related to the allocation of income and recorded book equity balances between non-controlling interests and Spark Energy, Inc. stockholders. Please see our Form 10-K for our audited financial statements and Notes thereto which include a discussion of these immaterial adjustments.

SPARK ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 and 2016
(in thousands)
(unaudited)

	Year Ended December 31,
	2018	2017	2016
Revenues:
Retail revenues	$1,001,417	$798,772	$547,283
Net asset optimization revenues (expense)	4,511	(717)	(586)
Total revenues	1,005,928	798,055	546,697
Operating expenses:
Retail cost of revenues	845,493	552,167	344,944
General and administrative	111,431	101,127	84,964
Depreciation and amortization	52,658	42,341	32,788
Total operating expenses	1,009,582	695,635	462,696
Operating (loss) income	(3,654)	102,420	84,001
Other (expense)/income:
Interest expense	(9,410)	(11,134)	(8,859)
Change in tax receivable agreement liability	—	22,267	—
Interest and other income	749	256	957
Total other expenses	(8,661)	11,389	(7,902)
(Loss) income before income tax expense	(12,315)	113,809	76,099
Income tax expense (1)	2,077	38,765	10,426
Net (loss) income(1)	(14,392)	75,044	65,673
Less: Net (loss) income attributable to non-controlling interest (1)	(13,206)	55,799	51,229
Net (loss) income attributable to Spark Energy, Inc. stockholders (1)	$(1,186)	$19,245	$14,444
Less: Dividend on Series A preferred stock	8,109	3,038	—
Net (loss) income attributable to stockholders of Class A common stock	(9,295)	16,207	14,444
Other comprehensive (loss) income, net of tax:
Currency translation (loss) gain	31	(59)	41
Other comprehensive (loss) income	31	(59)	41
Comprehensive (loss) income	(14,361)	74,985	65,714
Less: Comprehensive (loss) income attributable to non-controlling interest (1)	(13,188)	55,762	51,259
Comprehensive (loss) income attributable to Spark Energy, Inc. stockholders (1)	(1,173)	19,223	14,455

1.
2017 amounts have been adjusted to reflect certain immaterial prior period adjustments related to the allocation of income and recorded book equity balances between non-controlling interests and Spark Energy, Inc. stockholders. Please see our Form 10-K for our audited financial statements and Notes thereto which include a discussion of these immaterial adjustments.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016
(in thousands)
(unaudited)

	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net (loss) income (1)	$(14,392)	$75,044	$65,673
Adjustments to reconcile net (loss) income to net cash flows provided by operating activities:
Depreciation and amortization expense	51,436	42,666	48,526
Deferred income taxes (1)	(3,970)	29,821	3,382
Change in TRA liability	1,433	(22,267)	—
Stock based compensation	5,879	5,058	5,242
Amortization of deferred financing costs	1,291	1,035	668
Change in fair value of Earnout liabilities	(1,715)	(7,898)	(140)
Accretion on fair value of Earnout liabilities	—	4,108	5,060
Excess tax benefit related to restricted stock vesting	(101)	179	—
Bad debt expense	10,135	6,550	1,261
Loss (gain) on derivatives, net	18,170	(5,008)	(22,407)
Current period cash settlements on derivatives, net	11,038	(19,598)	(24,427)
Accretion of discount to convertible subordinated notes to affiliate	—	1,004	150
Earnout Payments	—	(1,781)	(843)
Other	(673)	(5)	(715)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	2,692	(32,361)	(12,088)
Decrease (increase) in accounts receivable—affiliates	859	(1,459)	(118)
Decrease (increase) in inventory	674	(718)	542
Increase in customer acquisition costs	(13,673)	(25,874)	(21,907)
(Increase) decrease in prepaid and other current assets	(14,033)	1,915	71
(Increase) decrease in other assets	(335)	(465)	1,321
Increase in accounts payable and accrued liabilities	10,301	14,831	14,831
(Decrease) increase in accounts payable—affiliates	(2,158)	51	458
(Decrease) increase in other current liabilities	(3,050)	(1,210)	2,364
Increase (decrease) in other non-current liabilities	42	(1,487)	46
Decrease in intangible assets—customer acquisitions	(2,161)	—	—
Net cash provided by operating activities	57,689	62,131	66,950
Cash flows from investing activities:
Purchases of property and equipment	(1,429)	(1,704)	(2,258)
Cash paid for acquisitions	(22,607)	(75,854)	(30,129)
Contribution to equity method investment	—	—	(1,102)
Net cash used in investing activities	(24,036)	(77,558)	(33,489)
Cash flows from financing activities:
Proceeds from issuance of Series A Preferred Stock, net of issuance costs paid	48,490	40,241	—
Payment to affiliates for acquisition of customer book	(7,129)	—	—
Borrowings on notes payable	432,300	206,400	79,048
Payments on notes payable	(418,050)	(152,939)	(66,652)
Earnout Payments	(1,607)	(18,418)	(2,012)
Payments on the Verde promissory note	(13,422)	—	—
Restricted stock vesting	(2,893)	(3,091)	(1,183)
Proceeds from issuance of Class B common stock	—	—	13,995
Proceeds from disgorgement of stockholders short-swing profits	244	1,129	941
Excess tax benefit related to restricted stock vesting	—	—	185
Payment of Tax Receivable Agreement Liability	(6,219)	—	—
Payment of dividends to Class A common shareholders	(9,784)	(9,519)	(8,367)
Payment of distributions to non-controlling unitholders	(35,479)	(33,800)	(34,930)
Payment of dividends to Preferred Stock	(7,014)	(2,106)	—
Purchase of Treasury Stock	—	(2,011)	—
Net cash (used in) provided by financing activities	(13,434)	25,886	(18,975)
Increase in Cash and cash equivalents and Restricted Cash	20,219	10,459	14,486

Cash and cash equivalents and Restricted cash—beginning of period	29,419	18,960	4,474
Cash and cash equivalents and Restricted cash—end of period	$49,638	$29,419	$18,960

1.
2017 amounts have been adjusted to reflect certain immaterial prior period adjustments related to the allocation of income and recorded book equity balances between non-controlling interests and Spark Energy, Inc. stockholders. Please see our Form 10-K for our audited financial statements and Notes thereto which include a discussion of these immaterial adjustments.

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE YEARS ENDED December 31, 2018, 2017 and 2016
(in thousands, except per unit operating data)
(unaudited)

	Year Ended December 31,
	2018	2017	2016
	(in thousands, except volume and per unit operating data)
Retail Electricity Segment
Total Revenues	$863,451	$657,566	$417,229
Retail Cost of Revenues	762,771	477,012	286,795
Less: Net (Losses) Gains on non-trading derivatives, net of cash settlements	(23,988)	22,086	12,298
Retail Gross Margin —Electricity	$124,668	$158,468	$118,136
Volumes—Electricity (MWhs)	8,630,653	6,755,663	4,170,593
Retail Gross Margin —Electricity per MWh	$14.44	$23.46	$28.33

Retail Natural Gas Segment
Total Revenues	$137,966	$141,206	$130,054
Retail Cost of Revenues	82,722	75,155	58,149
Less: Net (Losses) Gains on non-trading derivatives, net of cash settlements	(5,197)	10	7,672
Retail Gross Margin —Gas	$60,441	$66,041	$64,233
Volumes—Gas (MMBtus)	16,778,393	18,203,684	16,819,713
Retail Gross Margin —Gas per MMBtu	$3.60	$3.63	$3.82

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of

Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. For example, our Adjusted EBITDA is lower in years of customer growth reflecting larger customer acquisition spending. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.
The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.

Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2018	2017	2018	2017
Reconciliation of Adjusted EBITDA to Net (Loss) Income:
Net (loss) income(1)	$(14,392)	$75,044	$(15,315)	$46,299
Depreciation and amortization	52,658	42,341	12,861	11,906
Interest expense	9,410	11,134	2,087	2,374
Income tax expense(1)	2,077	38,765	1,475	33,500
EBITDA	49,753	167,284	1,108	94,079
Less:
Net, (Losses) gains on derivative instruments	(18,170)	5,008	(16,799)	39,233
Net, Cash settlements on derivative instruments	(10,587)	16,309	(4,764)	(2,499)
Customer acquisition costs	13,673	25,874	4,724	7,232
Plus:
Non-cash compensation expense	5,879	5,058	2,172	1,035
Change in Tax Receivable Agreement liability (2)	—	(22,267)	—	(22,267)
Adjusted EBITDA	$70,716	$102,884	$20,119	$28,881

1.
2017 amounts have been adjusted to reflect certain immaterial prior period adjustments related to the allocation of income and recorded book equity balances between non-controlling interests and Spark Energy, Inc. stockholders. Please see our Form 10-K for our audited financial statements and Notes thereto which include a discussion of these immaterial adjustments.

2.	Represents the change in the value of the Tax Receivable Agreement liability due to U.S. Tax Reform.

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2018	2017	2018	2017
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$57,689	$62,131	$17,910	$1,869
Amortization of deferred financing costs	(1,291)	(1,035)	(48)	(285)
Bad debt expense	(10,135)	(6,550)	(1,655)	(3,114)
Interest expense	9,410	11,134	2,087	2,374
Income tax expense (1)	2,077	38,765	1,475	33,500
Change in Tax Receivable Agreement liability (2)	—	(22,267)	—	(22,267)
Accounts receivable, prepaids, current assets	10,482	31,905	20,122	48,989
Inventory	(674)	718	(199)	(1,218)
Accounts payable and accrued liabilities	(5,093)	(13,672)	(23,081)	(21,786)
Other	8,251	1,755	3,508	(9,181)
Adjusted EBITDA	$70,716	$102,884	$20,119	$28,881
Cash Flow Data:
Cash flows provided by operating activities	$57,689	$62,131	$17,910	$1,869
Cash flows used in investing activities	$(24,036)	$(77,558)	$4,712	$(19,070)
Cash flows (used in) provided by financing activities	$(13,434)	$25,886	$(15,780)	$35,371

1.
2017 amounts have been adjusted to reflect certain immaterial prior period adjustments related to the allocation of income and recorded book equity balances between non-controlling interests and Spark Energy, Inc. stockholders. Please see our Form 10-K for our audited financial statements and Notes thereto which include a discussion of these immaterial adjustments.

2.	Represents the change in the value of the Tax Receivable Agreement liability due to U.S. Tax Reform.

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Year Ended December 31,		Quarter Ended 31,
(in thousands)	2018	2017	2018	2017
Reconciliation of Retail Gross Margin to Operating Income:
Operating income	$(3,654)	$102,420	$(11,795)	$59,752
Depreciation and amortization	52,658	42,341	12,861	11,906
General and administrative	111,431	101,127	27,909	31,722
Less:
Net asset optimization (expenses) revenues	4,511	(717)	713	(36)
Net, Losses (gains) on non-trading derivative instruments	(19,571)	5,588	(17,348)	39,734
Net, Cash settlements on non-trading derivative instruments	(9,614)	16,508	(4,560)	(2,508)
Retail Gross Margin	$185,109	$224,509	$50,170	$66,190
Retail Gross Margin - Retail Electricity Segment	$124,668	$158,468	$32,055	$42,339
Retail Gross Margin - Retail Natural Gas Segment	$60,441	66,041	$18,115	$23,851

Contact: Spark Energy, Inc.
Investors:
Christian Hettick, 832-200-3727
Media:
Kira Jordan, 832-255-7302